AMENDMENT NUMBER 3
TO PARTICIPATION AGREEMENT
Among
SYMETRA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,
and
ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
WHEREAS, Symetra Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (the “Underwriter”) are parties to a Participation Agreement dated April 25, 2005, as amended (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1.	The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

(Signatures located on following page)
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 3 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer

By: Linda C. Mahaffey
Title: Vice President
Date: _____________________

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:_______________________
Title: _____________________
Date: _____________________

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By its authorized officer

By:______________________
Title: ____________________
Date: ____________________

Schedule A
(as of March 10, 2009)

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio
All Asset All Authority
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
SmallCap StocksPLUS® TR Portfolio
Short-Term Portfolio
Total Return Portfolio
Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio
All Asset All Authority
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
Short-Term Portfolio
Total Return Portfolio
Total Return Portfolio II

Advisor Class Shares

All Asset Portfolio
CommodityRealReturn Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Low Duration Portfolio
Real Return Portfolio
SmallCap StocksPLUS® TR Portfolio
Total Return Portfolio

M Class Shares

All Asset Portfolio
All Asset All Authority Portfolio

Segregated Asset Accounts: